Press Release

For Immediate Release

Contact: Christopher D. Myers
President and CEO
(909) 980-4030

CVB Financial Corp. Reports Third Quarter Earnings

Ontario, CA, October 17, 2007-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the results for the third quarter of 2007.

Net Income

CVB Financial Corp. reported net income of $16.1 million for the third quarter ending September 30, 2007. This represents a decrease of $2.4 million, or 12.60%, when compared with the $18.5 million in net earnings reported for the third quarter of 2006. Diluted earnings per share were $0.19 for the third quarter of 2007. This was down $0.03, or 12.25%, when compared with earnings per share of $0.22 for the third quarter of 2006. These per share amounts have been adjusted to reflect a 10% stock dividend declared in December of 2006.

Net income for the third quarter of 2007 produced a return on beginning equity of 16.13%, a return on average equity of 15.92% and a return on average assets of 1.04%. The efficiency ratio for the third quarter was 54.89%, and operating expenses as a percentage of average assets were 1.76%.

Net income for the nine months ending September 30, 2007 was $47.2 million. This represents a decrease of $8.4 million, or 15.20%, when compared with net earnings of $55.6 million for the same period of 2006. Diluted earnings per share were $0.56. This was down $0.09, or 14.63%, from diluted earnings per share of $0.65 for the same period last year.

Net income for the nine months ending September 30, 2007 produced a return on beginning equity of 16.20%, a return on average equity of 15.72% and a return on average assets of 1.04%. The efficiency ratio for the nine-month period was 54.51%, and operating expenses as a percentage of average assets was 1.72%.

Net Interest Income and Net Interest Margin

Net interest income totaled $41.7 million for the third quarter of 2007. This represented an increase of $1.0 million, or 2.46%, from net interest income of $40.7 million for the third quarter of 2006. This increase resulted from a $4.9 million increase in interest income, offset by a $5.1 million increase in interest expense and a $1.2 million decrease in the provision for credit losses. Net interest income before the provision for credit losses decreased $248,000, or 0.59%, in the third quarter of 2007. The increases in interest income were primarily due to the growth in average earning assets and an increase in interest rates. The increases in interest expense were due to the increase in the cost of interest bearing deposits and borrowed funds caused by deposit and borrowing instruments repricing at higher rates this year.

The net interest margin (tax equivalent) declined from 3.22% for the third quarter of 2006 to 3.11% for the third quarter of 2007. However, from a quarter-to-quarter perspective, the third quarter net interest margin of 3.11% compares favorably to the 2007 first and second quarter figures of 3.03% and 2.91%, respectively. Total average earning asset yields have increased from 6.15% for the third quarter of 2006 to 6.28% for the third quarter of 2007. The cost of funds has increased from 2.94% for the third quarter of 2006 to 3.20%, for the third quarter of 2007. The decline in net interest margin is due to the cost of interest-bearing liabilities rising faster than the increase in yields on earning assets.

Net interest income totaled $119.7 million for the nine months ending September 30, 2007. This represents a decrease of $6.9 million, or 5.45%, from the net interest income of $126.6 million for the same period in 2006. This decrease resulted from a $23.7 million increase in interest income, which was offset by a $33.0 million increase in interest expense and a $2.4 million decrease in the provision for credit losses. Net interest income before the provision for credit losses decreased $9.3 million, or 7.21% for the first nine months of 2007. The increases in interest income were primarily due to the growth in average earning assets and an increase in interest rates. The increases in interest expense were due to the increases in interest rates on deposits and borrowed funds.

The net interest margin (tax equivalent) decreased from 3.43% for the first nine months of 2006 to 3.02% for the first nine months of 2007. Total average earning asset yields have increased from 6.01% for the first nine months of 2006 to 6.20% for the first nine months of 2007. The cost of funds has increased from 2.60% for the first nine months of 2006 to 3.22% for the first nine months of 2007.

The allowance for credit losses increased from $26.9 million as of September 30, 2006 to $30.4 million as of September 30, 2007. This increase was due to the provision for credit losses of $600,000 in the last quarter of 2006 and the addition of $2.7 million from the acquisition of First Coastal Bank in June, 2007. During the first nine months of 2007, the Company experienced net recoveries of $20,000. No additional provision for credit losses was made in 2007. During the first nine months of 2006, the Company had net recoveries of $1.3 million and a provision for credit losses of $2.4 million. The allowance for credit losses was 0.92% of the total loans and leases outstanding as of September 30, 2007 and 2006.

Other operating expenses increased for the third quarter and for the nine months ending September 30, 2007 when compared to the same period last year. The increases in salary and occupancy expenses were primarily related to the acquisition of First Coastal Bank. Intangible expense increased by $498,000 for the estimated amortization of intangibles acquired from First Coastal Bank. The Company also made a $741,000 provision to the reserve for unfunded commitments in the third quarter of 2007.

Balance Sheet

The Company reported total assets of $6.16 billion at September 30, 2007. This represented an increase of $184.7 million, or 3.09%, over total assets of $5.97 billion on September 30, 2006. Earning assets totaling $5.75 billion were up $144.3 million, or 2.57%, when compared with earning assets of $5.61 billion as of September 30, 2006. Total deposits were $3.44 billion as of September 30, 2007. This represents a decrease of $88.4 million, or 2.51%, from $3.52 billion at September 30, 2006. The Company has $1.29 billion, or 37.64%, of its deposits in non-interest bearing demand deposits. Gross loans and leases totaled $3.31 billion at September 30, 2007. This represents an increase of $394.7 million, or 13.53%, when compared with gross loans and leases of $2.92 billion at September 30, 2006.

Total assets of $6.16 billion as of September 30, 2007 reflect an increase of $65.1 million, or 1.07%, over total assets of $6.09 billion on December 31, 2006. Earning assets of $5.75 billion increased by $48.7 million, or 0.85%, compared to total earning assets of $5.70 billion at December 31, 2006. Total deposits of $3.44 billion at September 30, 2007 increased $28.3 million, or 0.83%, when compared with total deposits of $3.41 billion at December 31, 2006. Gross loans and leases of $3.31 billion increased $241.6 million, or 7.87%, from $3.07 billion at December 31, 2006.

Investment Securities

Investment securities totaled $2.39 billion as of September 30, 2007. This represents a decrease of $252.8 million, or 9.56%, when compared with the $2.64 billion in securities at September 30, 2006. It represents a decrease of $192.6 million, or 7.46%, when compared with $2.58 billion in investment securities at December 31, 2006. The Company is utilizing the monthly cash flow from investments to pay down borrowings or fund new loans.

CitizensTrust

CitizensTrust has over $2.6 billion in assets under administration. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning.

Loan and Lease Quality

CVB Financial Corp reported $3.5 million in non-performing assets as of September 30, 2007. Non-performing assets represent 0.10% of total loans and 0.06% of total assets.

There were no non-performing assets as of December 31, 2006. The allowance for credit losses was $30.4 million as of September 30, 2007. This represents 0.92% of gross loans and leases. It compares with an allowance for credit losses of $27.7 million, or 0.90% of gross loans and leases on December 31, 2006. The increase was primarily due to the addition of $2.7 million from the acquisition of First Coastal Bank in June, 2007, supplemented by net recoveries of $20,000 during the first nine months of 2007.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 39 cities with 44 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Citizens Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.

U.S. Banker Magazine named Citizens Business Bank the “Top Business Bank” in the nation in their January 2007 issue. The Bank was also recognized for having the fifteenth highest return on equity in the nation at 20.88%.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results.  These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2006, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

###

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands
	September 30,		December 31,
	2007	2006	2006
Assets:
Cash and due from banks	$125,997	$127,217	$146,411

Investment Securities available-for-sale	2,390,306	2,643,100	2,582,902
Interest-bearing balances due from depository institutions	570	-	-
Investment in stock of Federal Home Loan Bank (FHLB)	80,743	75,399	78,866
Loans and lease finance receivables	3,311,749	2,917,027	3,070,196
Less allowance for credit losses	(30,428)	(26,912)	(27,737)
Net loans and lease finance receivables	3,281,321	2,890,115	3,042,459
Total earning assets	5,752,940	5,608,614	5,704,227
Premises and equipment, net	47,048	44,219	44,963
Intangibles	21,858	10,709	10,121
Goodwill	46,582	31,531	31,531
Cash value of life insurance	102,434	98,906	99,861
Other assets	62,493	53,452	57,148
TOTAL	$6,159,352	$5,974,648	$6,094,262

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,292,825	$1,288,569	$1,363,411
Investment Checking	349,618	297,659	318,431
Savings/MMDA	929,321	919,021	896,988
Time Deposits	863,323	1,018,228	827,978
Total Deposits	3,435,087	3,523,477	3,406,808

Demand Note to U.S. Treasury	180	1,510	7,245
Customer Repurchase Agreements	330,666	-	94,350
Repurchase Agreements	250,000	250,000	250,000
Borrowings	1,545,500	1,654,501	1,794,900
Junior Subordinated Debentures	115,859	108,250	108,250
Other liabilities	73,284	54,020	43,370
Total Liabilities	5,750,576	5,591,758	5,704,923
Stockholders' equity:
Stockholders' equity	418,450	392,600	402,560
Accumulated other comprehensive income
(loss), net of tax	(9,674)	(9,710)	(13,221)
	408,776	382,890	389,339
TOTAL	$6,159,352	$5,974,648	$6,094,262

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Assets:
Cash and due from banks	$118,612	$126,716	$121,713	$127,440
Investment securities available-for-sale	2,315,265	2,620,781	2,409,872	2,477,114
Interest-bearing balances due from depository institution	5,377	32	2,010	2,464
Investment in stock of Federal Home Loan Bank (FHLB)	81,410	75,118	81,041	73,333
Loans and lease finance receivables	3,327,462	2,857,573	3,178,242	2,759,778
Less allowance for credit losses	(30,264)	(25,994)	(28,623)	(24,582)
Net loans and lease finance receivables	3,297,198	2,831,579	3,149,619	2,735,196
Total earning assets	5,699,250	5,527,510	5,642,542	5,288,107
Premises and equipment, net	47,189	44,395	46,232	42,704
Intangibles	8,572	10,941	9,166	11,524
Goodwill	60,456	31,531	41,370	31,625
Cash value of life insurance	101,686	78,646	100,932	74,542
Other assets	95,635	113,077	91,262	98,326
TOTAL	$6,131,400	$5,932,816	$6,053,217	$5,674,268

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,316,035	$1,344,239	$1,289,429	$1,358,135
Interest-bearing	2,200,779	2,233,844	2,145,298	2,150,609
Total Deposits	3,516,814	3,578,083	3,434,727	3,508,744

Other borrowings	2,049,765	1,805,765	2,063,380	1,643,804
Junior Subordinated Debentures	115,859	108,250	110,898	105,418
Other liabilities	47,069	87,217	43,210	62,800
Total Liabilities	5,729,507	5,579,315	5,652,215	5,320,766
Stockholders' equity:
Stockholders' equity	426,715	395,102	416,346	381,569
Accumulated other comprehensive income
(loss), net of tax	(24,822)	(41,601)	(15,344)	(28,067)
	401,893	353,501	401,002	353,502
TOTAL	$6,131,400	$5,932,816	$6,053,217	$5,674,268

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Interest Income:
Loans, including fees	$58,677	$50,564	$165,117	$142,769
Investment securities:
Taxable	20,591	24,725	65,401	66,625
Tax-advantaged	7,493	6,510	22,029	19,563
Total investment income	28,084	31,235	87,430	86,188
Dividends from FHLB Stock	1,063	1,200	3,058	2,990
Federal funds sold & Interest-bearing CDs with other institutions	72	6	92	92
Total interest income	87,896	83,005	255,697	232,039
Interest Expense:
Deposits	18,445	18,903	53,531	48,398
Borrowings and junior subordinated debentures	27,727	22,130	82,505	54,682
Total interest expense	46,172	41,033	136,036	103,080
Net interest income before provision for credit losses	41,724	41,972	119,661	128,959
Provision for credit losses	-	1,250	-	2,400
Net interest income after
provision for credit losses	41,724	40,722	119,661	126,559
Other Operating Income:
Service charges on deposit accounts	3,340	3,253	9,827	9,833
Financial Advisory Services	1,657	1,807	5,355	5,467
Gain on sale of investment securities	-	1,029	-	1,062
Other	2,866	2,782	8,175	8,329
Total other operating income	7,863	8,871	23,357	24,691
Other operating expenses:
Salaries and employee benefits	13,794	11,541	41,449	37,031
Occupancy	2,862	2,209	7,612	6,313
Equipment	1,743	1,777	5,293	5,278
Professional services	1,844	1,237	4,535	3,995
Amortization of intangible assets	1,086	588	2,263	1,765
Other	5,889	5,278	16,811	15,977
Total other operating expenses	27,218	22,630	77,963	70,359
Earnings before income taxes	22,369	26,963	65,055	80,891
Income taxes	6,239	8,508	17,893	25,279
Net earnings	$16,130	$18,455	$47,162	$55,612

Basic earnings per common share	$0.19	$0.22	$0.56	$0.66
Diluted earnings per common share	$0.19	$0.22	$0.56	$0.65

Cash dividends per common share	$0.085	$0.09	$0.255	$0.27

All per share information has been retroactively adjusted to reflect the 10% stock dividend declared on December 20, 2006.

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Interest income - (Tax-Effected) (te)	$90,416	$85,182	$263,102	$238,445
Interest Expense	46,172	41,033	136,036	103,080
Net Interest income - (te)	$44,244	$44,149	$127,066	$135,365

Return on average assets	1.04%	1.23%	1.04%	1.31%
Return on average equity	15.92%	20.71%	15.72%	21.03% %
Efficiency ratio	54.89%	45.63%	54.51%	46.52%
Net interest margin (te)	3.11%	3.22%	3.02%	3.43%

Weighted average shares outstanding
Basic	84,373,484	84,159,880	83,715,950	84,136,220
Diluted	84,730,295	85,069,856	84,373,142	84,931,352
Dividends declared	$7,067	$6,891	$21,410	$20,710
Dividend payout ratio	43.81%	37.34%	45.40%	37.24%

Number of shares outstanding-EOP	83,353,404	84,226,832
Book value per share	$4.90	$4.55

	September 30,
	2007	2006
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$3,474	$0
Loans past due 90 days or more
and still accruing interest	-	-
Restructured loans	-	-
Other real estate owned (OREO), net	-	-
Total non-performing assets	$3,474	$0

Percentage of non-performing assets
to total loans outstanding and OREO	0.10%	0.00%

Percentage of non-performing
assets to total assets	0.06%	0.00%

Non-performing assets to
allowance for loan losses	11.42%	0.00%

Net Charge-off (Recovered) to Average loans	0.00%	-0.05%

Allowance for Credit Losses:
Beginning Balance	$27,737	$23,204
Total Loans Charged-Off	(345)	(145)
Total Loans Recovered	365	1,453
Net Loans Recovered	20	1,308
Acqusition of First Coastal Bank	2,671	-
Provision Charged to Operating Expense	-	2,400
Allowance for Credit Losses at End of period	$30,428	$26,912

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)

Quarterly Common Stock Price

	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31,	$13.38	$11.42	$15.60	$14.71	$15.49	$12.80
June 30,	$12.40	$10.63	$15.59	$13.25	$14.63	$12.36
September 30,	$12.71	$9.51	$14.24	$12.83	$15.93	$13.12
December 31,			$14.13	$12.83	$15.20	$12.63

Quarterly Consolidated Statements of Earnings

		3Q	2Q	1Q	4Q	3Q
		2007	2007	2007	2006	2006
Interest income
Loans, including fees		$58,677	$53,726	$52,714	$51,935	$50,564
Investment securities and federal funds sold		29,219	29,831	31,530	32,687	32,441
		87,896	83,557	84,244	84,622	83,005
Interest expense
Deposits		18,445	17,928	17,158	18,783	18,903
Other borrowings		27,727	27,518	27,260	25,602	22,130
		46,172	45,446	44,418	44,385	41,033
Net interest income before
provision for credit losses		41,724	38,111	39,826	40,237	41,972
Provision for credit losses		-	-	-	600	1,250
Net interest income after
provision for credit losses		41,724	38,111	39,826	39,637	40,722

Non-interest income		7,863	7,596	7,898	8,567	8,871
Non-interest expenses		27,218	24,845	25,900	25,465	22,630
Earnings before income taxes		22,369	20,862	21,824	22,739	26,963
Income taxes		6,239	5,008	6,646	6,445	8,508
Net earnings		$16,130	$15,854	$15,178	$16,294	$18,455

Basic earning per common share		$0.19	$0.19	$0.18	$0.19	$0.22
Diluted earnings per common share		$0.19	$0.19	$0.18	$0.19	$0.22

Cash dividends per common share		$0.085	$0.085	$0.085	$0.085	$0.09

Dividends Declared		$7,067	$7,234	$7,109	$7,164	$6,891